Andrea Prochniak, Investors and Media 212.756.4542 andrea.prochniak@AllianceBernstein.com

AB Announces June 30, 2018 Assets Under Management
New York, NY, July 11, 2018 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management decreased to $540 billion during June 2018 from $541 billion at the end of May. The 0.2% decrease was due to market depreciation, including the negative impact of foreign currency movements during the month, partially offset by total firmwide net inflows. By channel, net inflows to Institutions and slight net inflows to Private Wealth exceeded net outflows from Retail.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At June 30, 2018				At May 31
					2018

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$36	$62	$49	$147	$147
Passive	23	31	—	54	53
Total Equity	59	93	49	201	200

Fixed Income
Taxable	149	66	11	226	229
Tax-Exempt	1	17	24	42	41
Passive	—	9	1	10	10
Total Fixed Income	150	92	36	278	280

Other(1)	46	5	10	61	61
Total	$255	$190	$95	$540	$541

	At May 31, 2018

Total	$254	$192	$95	$541

(1) Includes certain multi-asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
In May 2017, AXA S.A. (“AXA”) announced its intention to pursue the sale of a minority stake in AXA Equitable Holdings, Inc. (“Equitable”; NYSE: EQH) through an initial public offering (the “IPO”). On May 14, 2018, Equitable completed the IPO and AXA owns approximately 71.9% of the outstanding common stock of Equitable.
As of June 30, 2018, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.9% of AllianceBernstein and Equitable, directly and through various subsidiaries, owned an approximate 64.7% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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